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                                                                    Exhibit (J)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A (File No. 333-28339) of our report dated February 10, 2000 relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to the Shareholders of the ProFunds VP UltraOTC, ProFund VP Europe 30 and the ProFund VP Small Cap and our report dated February 25, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of the Bull ProFund, the UltraBull ProFund, the UltraOTC ProFund, the UltraEurope ProFund, the Bear ProFund, the UltraBear ProFund, the UltraShort OTC ProFund, the UltraShort Europe ProFund and the Money Market ProFund which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" and "Independent Accountants" in the Statements of Additional Information.



Columbus, Ohio
April 28, 2000